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                                                                      EXHIBIT 11

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our reports dated May 19, 1995, May 19, 1995 and January 15, 1996 of PaineWebber Capital Appreciation Fund, PaineWebber Financial Services Growth Fund Inc. (formerly PaineWebber Regional Financial Growth Fund Inc.) and PaineWebber Utility Income Fund Inc., respectively, in this Registration Statement (Form N-1A No. 2-91362) of PaineWebber Managed Investments Trust.


                                        /s/ Ernst & Young LLP
                                            Ernst & Young LLP


New York, New York
February 13, 1996